Exhibit 10.1

UNITED STATES DEPARTMENT OF THE TREASURY

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

May 15, 2013

Ladies and Gentlemen:

Reference is made to that certain letter agreement incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated as of January 30, 2009, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”). Further reference is made to (i) that certain letter agreement (the “Repurchase Letter Agreement”), dated as of June 13, 2012, pursuant to which the Company repurchased a portion of the Investor’s Preferred Share investment in the Company (the “Preferred Share Repurchase”) and (ii) that certain placement agency agreement (the “Placement Agency Agreement”), dated as of April 15, 2013, pursuant to which the Investor sold its remaining Preferred Share investment in the Company (the “Preferred Share Resale” and together with the Preferred Share Repurchase, the “Preferred Share Repurchase and Resale”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.

The Investor completed the Preferred Share Repurchase and Resale of all of the Preferred Shares issued to the Investor pursuant to the Repurchase Letter Agreement and the Placement Agency Agreement on the dates set forth on Schedule A hereto. Following the closing of the Preferred Share Resale on April 29, 2013, the Company, in accordance with the Securities Purchase Agreement, delivered to the Investor a notice of intent to repurchase the Warrant (the “Warrant Repurchase Notice”) dated as of the date set forth on Schedule A hereto. In connection with the consummation, on the date hereof, of the repurchase of the Warrant by the Company from the Investor, as contemplated by the Warrant Repurchase Notice and Section 4.9 of the Securities Purchase Agreement:

(a)     The Company hereby acknowledges receipt from the Investor of the Warrant; and

(b)     The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Warrant, determined in accordance with Section 4.9 of the Securities Purchase Agreement.

This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

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In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
Name: Timothy G. Massad
Title: Assistant Secretary for Financial Stability

GUARANTY FEDERAL BANCSHARES, INC.

By:	/s/ Shaun A. Burke
Name: Shaun A. Burke
Title: President and Chief Executive Officer

[UST 422: Cross Receipt for May 15, 2013

Warrant Repurchase by Guaranty Federal Bancshares, Inc.]

SCHEDULE A

Company Information:

Name of the Company:	Guaranty Federal Bancshares, Inc.

Corporate or other organizational form of the Company:	Corporation

Jurisdiction of organization of the Company:	Delaware

Information related to the Preferred Share Repurchase:

Date of Treasury’s sale of 5,000 shares of the Preferred Shares pursuant to the Repurchase Letter Agreement:	June 13, 2012

Information related to the Preferred Share Resale:

Date of Treasury’s sale of 12,000 shares of the Preferred Shares pursuant to the Placement Agency Agreement:	April 29, 2013

Terms of the Warrant Repurchase:

Date of Warrant Repurchase Notice:	May 8, 2013

Aggregate purchase price for the Warrant:	$2,003,250.00

Investor wire information for payment of purchase price for the Warrant:	ABA Number: 021000018 Bank: The Bank of New York Mellon Account Name: BETA EESA Preferred Account Account Number: GLA/111567